Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements included in the Expert section of Amendment No. 1 to Form F-1 of Lichen China Limited and subsidiaries (the “Company”), which we understand will be filed with the Securities and Exchange Commission on June 15, 2022. We agree with the statements concerning our Firm in such Amendment No.1 to Form F-1.

Very truly yours,

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas

June 15, 2022